Exhibit 21.1
SUBSIDIARIES OF
REINSURANCE GROUP OF AMERICA, INCORPORATED
Aurora National Life Assurance Company, California corporation, wholly owned by RGA Reinsurance Company
Bonhomme Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Bueller Financing, LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Castlewood Financial LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated
Castlewood Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated
Chesterfield Financial Holdings LLC, Delaware limited liability company, wholly owned by Reinsurance Company of Missouri, Incorporated
Chesterfield Reinsurance Company, Missouri corporation, wholly owned by Chesterfield Financial Holdings LLC
Elite Sales Processing, Inc., Nebraska corporation, wholly owned by Reinsurance Group of America, Incorporated
Gateway Ridge LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated
Horseshoe Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Leidsche Leven Holding B.V., Netherlands limited liability Company, wholly owned by RGA Americas Reinsurance Company, Ltd.
Leidsche Verzekering Maatschapij N.V., Netherlands corporation, wholly owned by Leidsche Leven Holding B.V.
Manor Reinsurance, Ltd., Barbados corporation, wholly owned by RGA Reinsurance Company (Barbados), Ltd.
Maroon Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Meramec Financing LLC, Iowa limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
My Life Covered LLC, Missouri limited liability company, wholly owned by RGAx LLC
Newcastle Financial LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated
Parkway Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated
Quincy Financing, LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.
Reinsurance Company of Missouri, Incorporated, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated
Reinsurance Partners, Inc., Missouri corporation, wholly owned by RGA Reinsurance Company
RGA Americas Reinsurance Company, Ltd., Bermuda corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA Atlantic Reinsurance Company Ltd., Barbados corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Australian Holdings Pty Limited, Australian corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA Capital Limited, United Kingdom private limited company, wholly owned by RGA Holdings Limited

RGA Capital LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated
RGA Enterprise Services Company, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA Financial Group, L.L.C., Delaware limited liability company, 55% owned by RGA Reinsurance Company (Barbados) Ltd. and 45% owned by Reinsurance Group of America, Incorporated
RGA Global Reinsurance Company, Ltd., Bermuda private limited corporation, wholly owned by RGA Reinsurance Company (Barbados), Ltd.
RGA Global Reinsurance Company, Ltd.,- Representative Office in Brazil, Ltd., Brazil limited liability company, 99% owned by RGA Global Reinsurance Company, Ltd. and 1% owned by RGA International Corporation
RGA Holdings Limited, United Kingdom private limited company, wholly owned by Reinsurance Group of America, Incorporated
RGA International Corporation, Nova Scotia ULC, wholly owned by Reinsurance Group of America, Incorporated
RGA International Division Sydney Office Pty. Limited, Australian limited liability company, wholly owned by RGA International Services Pty Ltd.
RGA International Reinsurance Company dac, Ireland private limited company, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA International Services Pty Ltd., Australian corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA Life Reinsurance Company of Canada, Federal corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Real Estate Holdings LLC, Missouri limited liability company, wholly owned by RGA Reinsurance Company
RGA Real Estate Investments LLC, Missouri limited liability company, wholly owned by RGA Reinsurance Company
RGA ReCap, LLC, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Company of Missouri, Incorporated
RGA Reinsurance Company (Barbados) Ltd., Barbados corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA Reinsurance Company Middle East Limited, Dubai International Finance Centre private limited company, wholly owned by Reinsurance Group of America, Incorporated
RGA Reinsurance Company of Australia Limited, Australian corporation, wholly owned by RGA Australian Holdings Pty Limited
RGA Reinsurance Company of South Africa Limited, South African corporation, wholly owned by RGA South African Holdings (Pty) Ltd.
RGA Services (Singapore) Pte. Ltd., Singapore limited liability company, wholly owned by Reinsurance Group of America, Incorporated
RGA Services India Private Limited, Indian private limited corporation, 99% owned by Reinsurance Group of America, Incorporated and 1% owned by RGA Holdings Limited

RGA South African Holdings (Pty) Ltd., South African corporation, wholly owned by RGA Americas Reinsurance Company, Ltd.
RGA Technology Partners, Inc., Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated
RGA UK Services Limited, United Kingdom private limited company, wholly owned by RGA Holdings Limited
RGA Ventures (Pty) Ltd., South African corporation, wholly owned by RGA South African Holdings (Pty), Ltd.
RGA Worldwide Reinsurance Company, Ltd., Barbados corporation, wholly owned by Reinsurance Group of America, Incorporated
RGAx LLC, Missouri limited liability company, wholly owned by Reinsurance Group of America, Incorporated
Rockwood Reinsurance Company, Missouri corporation, wholly owned by Reinsurance Group of America, Incorporated
Timberlake Financial, L.L.C., Delaware limited liability company, wholly owned by Reinsurance Company of Missouri, Incorporated
Timberlake Reinsurance Company II, South Carolina corporation, wholly owned by Timberlake Financial, L.L.C.
Ulysses Financing LLC, Missouri limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd.

Wild Horse Financing LLC, Iowa limited liability company, wholly owned by RGA Worldwide Reinsurance Company, Ltd